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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements:

  1)
  Form S-8 (333-144846) pertaining to the Polypore International, Inc. 2006 Stock Option Plan and the Polypore International, Inc. 2007 Stock Incentive Plan,

  2)
  Form S-8 (333-174172) pertaining to Polypore International, Inc. 2007 Stock Incentive Plan (amended and restated effective as of May 12, 2011), and

  3)
  Form S-8 (333-185741) pertaining to the Polypore International, Inc. Deferred Savings Plan

of our reports dated February 25, 2014, with respect to the consolidated financial statements and schedule of Polypore International, Inc., and the effectiveness of internal control over financial reporting of Polypore International, Inc., included in this Annual Report (Form 10-K) for the year ended December 28, 2013.

/s/ Ernst & Young LLP

Charlotte, North Carolina
February 25, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM